Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO

LETTER AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of July 28, 2021, to the Letter Agreement (as defined below) is entered into by and among Spartan Acquisition Corp. III, a Delaware corporation (“Spartan”), Spartan Acquisition Sponsor III LLC, a Delaware limited liability company (“Sponsor”), and each of the undersigned individuals (the “Insiders”) and effective as of the Effective Date (as defined below). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Letter Agreement.

WHEREAS, Spartan, Sponsor and each of the Insiders are parties to that certain Letter Agreement, dated as of February 8, 2021 (the “Letter Agreement”);

WHEREAS, concurrently with the execution of this Amendment, Spartan, Athena PubCo B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Newco”), Athena Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Madeleine Charging B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Madeleine Charging”), Allego Holding B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Allego”), and, solely with respect to the sections specified therein, E8 Partenaires, a French societe par actions simplifee (“E8 Investor”), have entered into that certain Business Combination Agreement and Plan of Reorganization, dated as of the date hereof (the “Business Combination Agreement”);

WHEREAS, the parties hereto desire to amend the Letter Agreement as set forth herein, such amendment to be effective upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Effective Date”); and

WHEREAS, Section 12 of the Letter Agreement provides that the Letter Agreement may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1. Amendment. Effective as of the Effective Date, paragraph 7 of the Letter Agreement is hereby amended and restated in its entirety as follows:

(a) Subject to the exceptions set forth herein, the Sponsor and each Insider agrees that it, he or she shall not Transfer any shares in the capital of NewCo, with a nominal value of twelve euro cent (EUR 0.12) each (“NewCo Ordinary Shares”), issued to it, him or her in respect of any shares of Class A Common Stock received by it, him or her at upon conversion of the Founder Shares at Closing (as defined in the Business Combination Agreement), in each case, pursuant to the Business Combination Agreement, until six (6) months after the Effective Date or earlier if (i) the last reported sale price of NewCo Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty

(30)-trading day period commencing at least 120 days after the Effective Date, (ii) NewCo consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of NewCo’s stockholders having the right to exchange their NewCo Ordinary Shares for cash, securities or other property or (iii) the board of directors of NewCo determines that the earlier termination of such restrictions is appropriate (the “Lock-up”).

(b) Subject to the exceptions set forth herein, the Sponsor and each Insider agrees that it, he or she shall not Transfer any Assumed Warrants (as defined in the Business Combination Agreement) or NewCo Ordinary Shares underlying such Assumed Warrants held by it, him or her, until thirty (30) days after the Effective Date.

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and 7(b) above, Transfers of NewCo Ordinary Shares, Assumed Warrants and NewCo Ordinary Shares underlying the Assumed Warrants are permitted (i) to NewCo’s officers or directors, any affiliates or family members of any of NewCo’s officers or directors, any members of the Sponsor or their affiliates, or any affiliates of the Sponsor; (ii) in the case of an individual, by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of the laws of the state of Delaware or the Sponsor’s operating agreement upon dissolution of the Sponsor; or (vi) in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of NewCo’s stockholders having the right to exchange their NewCo Ordinary Shares for cash, securities or other property subsequent to the Effective Date; provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement agreeing to be bound by the Lock-up.

2. Termination; Amendment. This Amendment shall automatically terminate and become void and of no force and effect upon the valid termination of the Business Combination Agreement in accordance with its terms prior to the Effective Date. This Amendment shall not be amended prior to the Effective Date without the written consent of Allego.

3. Miscellaneous. Except as expressly amended hereby, the Letter Agreement shall remain unchanged, and the Letter Agreement, as so amended, shall continue in full force and effect in accordance with its terms. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SPARTAN ACQUISITION SPONSOR III LLC

By:	/s/ Geoffrey Strong
Name: Geoffrey Strong
Title: Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LETTER AGREEMENT

/s/ Geoffrey Strong
Geoffrey Strong

/s/ James Crossen
James Crossen

/s/ Olivia Wassenaar
Olivia Wassenaar

/s/ Wilson Handler
Wilson Handler

/s/ Christine Hommes
Christine Hommes

/s/ Joseph Romeo
Joseph Romeo

/s/ Matthew J. Smith
Matthew J. Smith

/s/ Jan C. Wilson
Jan C. Wilson

/s/ John M. Stice
John M. Stice

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LETTER AGREEMENT

Acknowledged and Agreed:

SPARTAN ACQUISITION CORP. III

/s/ Geoffrey Strong
Name: Geoffrey Strong
Title: Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LETTER AGREEMENT